Exhibit 10.40

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  IRU AGREEMENT

                                 BY AND BETWEEN

                        QWEST COMMUNICATIONS CORPORATION

                                       AND

                     NORTHEAST OPTIC NETWORK, INC. ("NEON")

                               DATED JULY 8, 1998














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                                TABLE OF CONTENTS
                                -----------------

         ARTICLE 1 - GRANT OF IRU IN THE NEW YORK - BOSTON SEGMENT             6
             1.1     Grant of NEON Fibers                                      6

         ARTICLE 2 - CONSIDERATION FOR GRANT                                   6
             2.1     Consideration for the NEON Fibers                         6
             2.2     Payment of Pass Through Expenses                          7
             2.3     Payment Terms                                             7

         ARTICLE 3 - CONSTRUCTION OF THE NEW YORK - BOSTON SEGMENT             7
             3.1     Construction Specifications                               7
             3.2     Inspection                                                7
             3.3     Required Rights                                           8
             3.4     Identity of Fibers                                        8

         ARTICLE 4 - ACCEPTANCE AND TESTING OF NEON FIBERS                     8
             4.1     Acceptance and Testing Procedures                         8
             4.2     Re-testing                                                8
             4.3     Acceptance                                                8

         ARTICLE 5 - DOCUMENTATION                                             9
             5.1     As-builts                                                 9

         ARTICLE 6 - TERM                                                      9
             6.1     Term                                                      9
             6.2     Abandonment                                               9
             6.3     Accounting Treatment                                     10

         ARTICLE 7 - NETWORK ACCESS; REGENERATION FACILITIES                  10
             7.1     Network Access                                           10
             7.2     Regeneration Facilities                                  10

         ARTICLE 8 - OPERATIONS                                               11
             8.1     Network Design                                           11
             8.2     Operating Expenses                                       11
             8.3     Obligations of Qwest                                     11

         ARTICLE 9 - MAINTENANCE AND REPAIR OF THE NEW YORK-                  11
                     BOSTON SEGMENT
             9.1     Maintenance Agreement                                    11




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         ARTICLE 10 - PERMITS, REQUIRED RIGHTS, RELOCATIONS                   12
            10.1      Third Party to Obtain Required Rights                   12
            10.2      Expiration of Required Rights                           12
            10.3      Relocations                                             12
            10.4      Relocation Cost Sharing                                 12

         ARTICLE 11 - USE OF NEW YORK - BOSTON SEGMENT                        13
            11.1      Compliance with Required Rights                         13
            11.2      Use of NEON Fibers                                      13
            11.3      Right to Install Equipment                              13
            11.4      QWEST's rights in Segment                               13
            11.5      Use for Lawful Purposes                                 13
            11.6      Notification of Damage to Segment                       14
            11.7      No adverse impact                                       14
            11.8      Compliance with Regulations                             14
            11.9      Recording                                               14

         ARTICLE 12 - INDEMNIFICATION                                         14
            12.1      Indemnification by QWEST                                14
            12.2      Indemnification by NEON                                 15
            12.3      Remedy for Failure to Indemnify                         15
            12.4      Claims Against Third Parties                            15

         ARTICLE 13 - LIMITAION OF LIABILITY                                  15
            13.1      Limitation of Liability                                 15

         ARTICLE 14 - INSURANCE                                               16
            14.1      Insurance Limits                                        16
            14.2      Self-insurance; Claims Made Policies                    16
            14.3      Indemnification for Failure to Comply                   16
            14.4      Disputes                                                17
            14.5      Waiver of Subrogation                                   17

         ARTICLE 15 - TAXES, FEES AND OTHERGOVERNMENTAL IMPOSITIONS           17
            15.1      Taxes, Fees and Other Governmental Impositions          17

         ARTICLE 16 - NOTICE                                                  17
            16.1      Notices                                                 17
            16.2      Method of Delivery                                      18

         ARTICLE 17 - CONFIDENTIALITY                                         18
            17.1      Proprietary Information                                 18
            17.2      Exceptions                                              19
            17.3      Use of Advertising Materials; Logos                     19
            17.4      Right to Review Publicity Material                      19
            17.5      No Licenses in Brands                                   19
            17.6      No Licenses in Copyrights; Patents                      19
            17.7      Permitted Disclosures                                   19
            17.8      Survival                                                20



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         ARTICLE 18 - DEFAULT                                                 20
            18.1      NEON's Default                                          20
            18.2      QWEST's Default                                         21

         ARTICLE 19 - TERMINATION                                             22
            19.1      Expiration of Term                                      22
            19.2      Removal of Electronics                                  22
            19.3      Survival of Obligations                                 22

         ARTICLE 20 - FORCE MAJEURE                                           22
            20.1      Force Majeure                                           22

         ARTICLE 21 - DISPUTE RESOLUTION                                      23
            21.1      Arbitration                                             23
            21.2      Appointment of Single Arbitrator                        23
            21.3      Discovery                                               23
            21.4      Binding of Successors                                   23

         ARTICLE 22 - ASSIGNMENT AND DARK FIBER TRANSFERS                     23
            22.1      Assignment by QWEST                                     23
            22.2      Assignment by NEON                                      24
            22.3      Restriction on Transfer of Dark Fiber                   24
            22.4      Binding on Successors                                   25

         ARTICLE 23 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEGEMENTS         25
            23.1      Representations of Both Parties                         25
            23.2      Permitted Grant                                         25
            23.3      Construction of Segment                                 25
            23.4      No Additional Warranties                                26
            23.5      Assignment of Vendor Warranties                         26

         ARTICLE 24 - GENERAL                                                 26
            24.1      Waiver                                                  26
            24.2      Governing Law                                           26
            24.3      Rules of Construction                                   26
            24.4      Entire Agreement                                        27
            24.5      No Personal Liability                                   27
            24.6      Relationship of the Parties                             27
            24.7      Severability                                            28
            24.8      Counterparts                                            28




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         GLOSSARY OF TERMS                                                    29

         EXHIBIT A - Segment
         EXHIBIT B - Standard Construction and Fiber Specifications
         EXHIBIT C - Lucent True Wave Fiber Specifications
         EXHIBIT D - Fiber Cable Splicing, Testing, and Acceptance Procedures EXHIBIT E - Regeneration Facilities
         EXHIBIT F - Facilities Specifications
         EXHIBIT G - Maintenance Specifications and Procedures
         EXHIBIT H - Required Rights Requirements






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                                  IRU AGREEMENT

                  THIS IRU AGREEMENT (this "Agreement") is made and entered into as of July 8, 1998, by and between QWEST COMMUNICATIONS CORPORATION, a Delaware corporation ("QWEST") and NORTHEAST OPTIC NETWORK, INC., a Delaware corporation ("NEON").

                                    RECITALS
                                    --------

         A. QWEST has entered into an IRU Fiber Exchange Agreement with a third party (the "THIRD PARTY") pursuant to which QWEST has been granted an IRU in certain dark fibers on a route from New York, New York to Boston, Massachusetts (the "New York - Boston Segment") as more fully described on Exhibit A attached hereto;

         B. NEON desires to be granted the right to use certain optical fibers in the New York - Boston Segment; and

         C. QWEST desires to grant NEON a right to use certain fibers and other rights in regeneration facilities on and along the New York - Boston Segment;

         Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                  GRANT OF IRU IN THE NEW YORK - BOSTON SYSTEM
                  --------------------------------------------

         1.1 Grant of NEON Fibers. Effective as of the date when both the Delivery Date as defined in Section 2.1 has occurred and the IRU Fee provided for in Section 2.1 has been paid, QWEST hereby grants to NEON and NEON hereby purchases from QWEST an exclusive indefeasible right of use ("IRU"), for the purposes described herein, in [**] dark fibers, to be specifically identified, in the New York - Boston Segment (sometimes referred to herein as the "Segment"), and, to the extent provided in Article 7, associated Regeneration Facilities, but in any event excluding any electronic or optronic equipment, for the Term (as defined in Article 6) and all on the terms and subject to the covenants and conditions set forth herein (the "IRU"). The Dark Fibers subject to the IRU are referred to as the "NEON Fibers".


                                    ARTICLE 2

                             CONSIDERATION FOR GRANT
                             -----------------------

         2.1 Consideration for NEON Fibers. In consideration of the grant of the IRU hereunder by QWEST to NEON, NEON agrees to pay to QWEST an IRU Fee (the "IRU Fee") of [**] as follows and in accordance with the payment schedule set forth below:




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        Securities and Exchange Commission. Asterisks denote omissions.



           (1)   [**]
           (2)   [**]
           (3)   [**]
           (4)   [**]

                  For purposes of determining the occurrence of the milestones triggering payment obligations hereunder, completion of fiber cable placement and Fiber Acceptance Testing shall mean the fiber cable is pulled into the conduit and that the fibers are spliced and tested in accordance with Section
4.1. The Delivery Date shall mean that the Fibers have been tested and accepted and that civil facilities are ready for NEON to occupy and install its equipment.

         2.2 Payment of Pass Through Expenses. In addition to the amounts payable under Section 2.1, NEON shall be responsible to pay directly or reimburse QWEST for the pass-through expenses required to be paid pursuant to
Section 8.2.

         2.3 Payment Terms. With the exception of the initial IRU Fee payment which is due and payable immediately upon execution of this Agreement, QWEST will fax or send by overnight delivery each invoice for payments to be made by NEON hereunder. NEON shall pay such invoiced amounts within (30) days after receipt of such invoice by NEON if the conditions for such payment have been satisfied. All payments to be made by NEON hereunder of the IRU Fee and of any other amounts in excess of [**] shall be made by wire transfer of immediately available funds to the account as QWEST shall notify NEON in writing from time to time. Payments of other amounts by NEON hereunder may be made by check payable to QWEST.

                                    ARTICLE 3

                  CONSTRUCTION OF THE NEW YORK - BOSTON SEGMENT
                  ----------------------------------------------

         3.1 Construction Specifications. QWEST and NEON acknowledge and agree that the New York - Boston Segment is being constructed by the THIRD PARTY. QWEST represents that the Segment will be constructed in accordance with the construction specifications set forth in Exhibit B, industry standards and practices, applicable building construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations, and to perform in accordance with the manufacturers' specifications set forth in Exhibit C (Fiber Specifications) and to operate in accordance with Exhibit D (Fiber Cable Splicing, Testing and Acceptance Procedures). All NEON Fibers will be Lucent True Wave.

         3.2 Inspection. NEON shall have the right, upon written request, which shall not be unreasonably denied or delayed, to inspect the construction, installation, splicing and testing of the NEON Fibers during the course and at the time of the relevant design, construction and installation period as may be reasonably permitted by QWEST and the THIRD PARTY for the purpose of verifying conformity with the Standard Construction and Fiber Specifications set forth in Exhibit B.




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        Securities and Exchange Commission. Asterisks denote omissions.


         3.3 Required Rights. QWEST represents that it or the THIRD PARTY have obtained or will obtain prior to the Delivery Date all Required Rights (as defined in Section 6.1) and other rights, licenses, permits and authorizations as required to construct the New York - Boston Segment. Upon NEON's written request, QWEST shall make available for inspection by NEON, copies of all information, documents, agreements, reports, permits, drawings and specifications obtained by QWEST from the THIRD PARTY and pertaining to this
Article 3 that in QWEST's determination are material to the grant of the IRU to NEON including, without limitation, the Required Rights to the extent that the terms of each such document or the legal restrictions applicable to such information or document permits disclosure and further as may be redacted to protect disclosure of confidential business and proprietary terms. QWEST represents that any redacted portions of the Required Rights documents shall not materially affect the rights of NEON granted hereunder.

         3.4 Identity of Fibers. QWEST shall insure that the NEON Fibers are [**].

                                    ARTICLE 4

                      ACCEPTANCE AND TESTING OF NEON FIBERS
                     --------------------------------------

         4.1 Acceptance and Testing Procedures. QWEST and NEON acknowledge and agree that the THIRD PARTY will test all NEON Fibers in accordance with the procedures specified in Exhibit D ("Fiber Cable Splicing, Testing and Acceptance Testing Procedures") to verify that the NEON Fibers are installed and operational in accordance with the specifications described in Exhibit C (hereinafter referred to as "Fiber Acceptance Testing"). QWEST shall provide NEON notice of the date and time of Fiber Acceptance Testing and NEON shall have the opportunity to have a person or persons present to observe the THIRD PARTY's Fiber Acceptance Testing. QWEST will provide NEON with copies of all test results obtained from the THIRD PARTY pertaining to the NEON Fibers.

         4.2 Re-testing. In the event the Fiber Acceptance Testing results show that the NEON Fibers are not installed or operating within the parameters of the applicable specifications, QWEST shall cause the THIRD PARTY to take such action as shall be reasonably necessary with respect to such portion of the NEON Fibers as are not installed or do not operate within the parameters of the applicable specifications to bring the installation and operating standards of such portion of the NEON Fibers within such parameters. After taking such actions, QWEST shall cause the THIRD PARTY to provide a copy of the new test results and QWEST shall provide a copy to NEON within [**] of the conclusion of the Fiber Acceptance Testing. The cycle described above of testing, taking corrective action and re-testing shall take place as many times as necessary to ensure that the NEON Fibers operate within the parameters of the applicable specifications.

         4.3 Acceptance. If the Fiber Acceptance Testing results are within the parameters of the specifications in Exhibit D, NEON shall, within [**] of receipt of the test results, provide QWEST with a written notice accepting the NEON Fibers. If NEON fails to accept its Fibers within [**] of receipt of the Fiber Acceptance Testing results, then NEON shall be deemed to have accepted its Fibers unless it notifies QWEST within [**] of receipt of the Fiber Acceptance Testing results that such results are unacceptable. The date of this notice or the date of deemed acceptance of the NEON Fibers shall be the "Acceptance Date". Notwithstanding Acceptance as provided herein, the parties agree that subject to extensions for delay described in Article 20, Force Majeure, the date upon which QWEST will grant the IRU to NEON after Acceptance Testing will be a date which is mutually agreeable to the parties, but in no event later than December 31, 1998 (the "Estimated Delivery Date").





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        Securities and Exchange Commission. Asterisks denote omissions.


                                    ARTICLE 5

                                  DOCUMENTATION
                                  -------------

         5.1 As-builts. Not later than [**] after the Acceptance Date, QWEST shall provide NEON with the following documentation:

                  (a) As-built drawings for the Segment in accordance with the requirements described in Exhibit B.

                  (b) Technical specifications of the optical fiber cable and associated splices and other equipment placed in the Segment.

                                    ARTICLE 6

                                      TERM
                                      -----

         6.1 Term. The term of this Agreement shall begin on the Delivery Date and shall end at the later of (a) twenty (20) years after the Delivery Date or
(b) the end of the economically useful life of the NEON Fibers as determined by NEON (the "Term"); subject, however, to the provisions of Section 10.2.

         6.2 Abandonment. In the event that NEON, at any time, reasonably determines that the NEON Fibers have reached the end of their economically useful life and desires not to retain the IRU, NEON shall have the right to abandon the IRU by written notice to QWEST. If, at any time after the last year of the Minimum Term, NEON fails to use any of the NEON Fibers for any period of [**] (except to the extent that such non-use is as a result of any of the events described in Article 20 or as a result of maintenance, restoration, relocation, or reconfiguration or as a result of the failure of QWEST to observe and perform the terms of this Agreement), NEON shall be deemed to have determined that the NEON Fibers have reached the end of their economic life and, accordingly, has abandoned the NEON Fibers. Upon any such notice of abandonment or acknowledgment of abandonment, the Term of this Agreement shall expire and all rights to the New York - Boston Segment and the use of such Segment shall revert to QWEST without reimbursement of any fees or other payments previously made with respect thereto, and from and after such time NEON shall have no further rights or obligations hereunder with respect to such Segment (subject to the provisions of Articles 12 and 17). The parties acknowledge and agree that so long as this Agreement is in effect, QWEST shall have no right to abandon the NEON Fibers and that the determination of economically useful life of the NEON Fibers shall be in the sole discretion of NEON.




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         6.3 Accounting Treatment. It is understood and agreed that the THIRD
PARTY must and does maintain legal title to the entire New York - Boston Segment subject to the IRU hereunder. Notwithstanding the foregoing, it is understood and agreed as between the parties that the grant of the IRU hereunder shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the NEON Fibers, and that on or after the Acceptance Date with respect to the Segment, NEON shall be treated as the owner of the NEON Fibers comprising the Segment for such purposes. The parties agree to file their respective income tax returns, property tax returns, and other returns and reports for their respective Impositions on such basis and, except as otherwise required by law, not to take any positions inconsistent therewith.

                                    ARTICLE 7

                     NETWORK ACCESS; REGENERATION FACILITIES
                     ---------------------------------------

         7.1 Network Access. QWEST shall provide NEON with access to the NEON Fibers by a cable stub taken from the system by the THIRD PARTY and delivered to QWEST at a QWEST designated location or, as mutually agreed to by the parties, in selected THIRD PARTY POPs at the fiber distribution panel. All connections shall be performed by QWEST, at NEON's sole cost and expense, in accordance with QWEST's applicable specifications and operating procedures. NEON shall pay QWEST's costs for each such connection within thirty (30) days of the date of NEON's receipt of QWEST's invoice therefor. NEON shall have no limitations on the types of electronics or technologies employed to utilize the NEON Fibers, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of or present a risk of damage to any portion of QWEST's network. QWEST may route the NEON Fibers through QWEST's separate terminal endlink, POP or Regeneration Facilities at its sole discretion so long as such routing does not have a material adverse effect on the security, the safety or NEON's use of the NEON Fibers hereunder and QWEST is responsible for all costs and expenses associated therewith.

         7.2 Regeneration Facilities. Exhibit E sets forth the sites along the New York - Boston Segment at which regeneration facilities currently are located or are be installed in accordance with the Specifications set forth on Exhibit F which NEON desires to share with QWEST (collectively, the "Regeneration Facilities"). QWEST agrees to make space available to NEON in Regeneration Facilities in the amounts and at the prices set forth on Exhibit E attached hereto. Subject to (a) the availability of space, (b) availability of adequate and sufficient Underlying Rights, power, and right-of-way access, and (c) the receipt of all requisite permits, approvals and authorizations, if requested by NEON, QWEST shall make up to 105 square feet of space available to NEON in additional regeneration facilities and up to 250 square feet in certain Points of Presence (POP's) along the route of the Segment for a sum of [**] for regeneration facilities, and [**] for POP facilities, or, in the alternative, QWEST will use commercially reasonable efforts to provide shared rack space in Qwest POPs and/or regeneration facilities at the rate of [**]. All shared Regeneration Facilities shall be subject to the provisions of this Agreement, and in particular Section 8.2 with respect to sharing of operating Costs thereof




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                                    ARTICLE 8

                                   OPERATIONS
                                   ----------

         8.1 Network Design. Each party shall have full and complete control and responsibility for determining any network and service configurations or designs, routing configurations, regrooming, rearrangement or consolidation of channels or circuits and all related functions with regard to the use of that party's Dark Fiber.

         8.2 Operating Expenses. Provided that NEON utilizes the Regeneration Facilities provided by Qwest pursuant to Section 7.2, NEON shall reimburse QWEST for NEON's proportionate share of all operating costs incurred by QWEST in connection with the Regeneration Facilities provided pursuant to Section 7.2, including its proportionate share of any monthly lease costs for any such facilities and/or underlying property that QWEST leases (including, to the extent included in such lease costs, base rent, maintenance, insurance, security and taxes), maintenance of such facilities, and all power and utility fees and charges. NEON's proportionate share of such operating costs, including a proportionate share of common area costs, shall be the ratio that the floor space provided to NEON in any such facility (including a proportionate share of the common area) bears to (1) in the case of lease costs, the total space in such facility, and (2) in the case of all other costs (including common area costs), the total utilized space in such facility. QWEST shall submit invoices to NEON on an annual basis for NEON's prorata share of such operating costs during the preceding twelve months. NEON's reimbursement obligations for insurance and taxes pursuant to this Section 8.2 shall in no event be duplicative of NEON's payment obligations for insurance or taxes, respectively, as provided in Article 15 hereof, and in no event shall QWEST be relieved of its payment obligations for insurance costs or taxes, respectively.

         8.3 Obligations of QWEST. NEON acknowledges and agrees that, except as expressly provided in Section 7.2, QWEST is not supplying nor is QWEST obligated to supply to NEON any optronics or electronics or optical or electrical equipment or other facilities, including, without limitation, generators, batteries, air conditioners, fire protection and monitoring and testing equipment, all of which are the sole responsibility of NEON, nor is QWEST responsible for performing any work other than as specified in this Agreement.

                                    ARTICLE 9

             MAINTENANCE AND REPAIR OF THE NEW YORK - BOSTON SEGMENT
             -------------------------------------------------------

         9.1 Maintenance Agreement. From and after the Acceptance Date the maintenance of the New York - Boston Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit G hereto.






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                                   ARTICLE 10

                      PERMITS, REQUIRED RIGHTS; RELOCATIONS
                      -------------------------------------

         10.1 Third Party to Obtain Required Rights. On or before the Delivery Date with respect to the Segment to be delivered hereunder, QWEST or the THIRD PARTY shall obtain any right of way agreements, including without limitation, rights, licenses, authorizations, rights of way, and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights of way and other agreements necessary for the installation and use of the NEON Fibers (all of which are referred to as the "Required Rights") and, thereafter, will use commercially reasonable efforts to cause the Required Rights to remain in effect for a minimum term of twenty years (the "Minimum Period"), and shall use reasonable efforts to enforce the obligation of the THIRD PARTY to exercise any renewal rights and otherwise use any commercially reasonable efforts to acquire such extension, additions and/or replacements as may be necessary in order to cause the term hereof to be continued until a date that is not earlier than the last day of the Minimum Period. To the extent QWEST has rights of action against the THIRD PARTY which it elects not to exercise, QWEST agrees to assign such rights to NEON.

         10.2 Expiration of Required Rights. Upon the expiration or termination of any Required Right that is necessary in order to grant, continue or maintain the IRU granted hereunder (as well as other IRUs in the Cable in the New York - Boston Segment) in accordance with the terms and conditions hereof, and so long as QWEST shall have fully observed and performed its obligations under this
Article 10 with respect thereto, the Term of the IRU hereunder with respect to the Segment shall automatically expire upon such expiration or termination of the Required Right.

         10.3 Relocation. If, after the Delivery Date with respect to the Segment, the THIRD PARTY or QWEST reasonably determines that it is in the best interest of all the users of the Cable, or is required by a third party with legal authority to so require (including, without limitation, the grantor of a Required Right), or if NEON agrees to relocate any portion of the Segment, including any of the facilities used or required in providing the IRU in such Segment hereunder, QWEST or the THIRD PARTY, as applicable, shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation; provided that (a) any such relocation shall be constructed and tested in accordance with the specifications and drawings set forth in Exhibits B and C, and incorporate fiber meeting the specifications set forth in Exhibit D and (b) if the relocation is at QWEST's or the THIRD PARTY's determination, it shall not adversely affect the operations, performance, connection points with NEON's network or endpoints of the Segment. In the event of a relocation, and if so requested by NEON, QWEST will use reasonable efforts to make alternative fiber or capacity on QWEST's system available to NEON on a temporary basis, at a reasonable cost.






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         10.4 Relocation Cost Sharing. Unless QWEST is reimbursed by a third party (which does not have an interest in the fibers in the cable), and provided that costs of relocation are being shared by all users of the Cable on the Segment, NEON shall reimburse QWEST or the THIRD PARTY, as appropriate, for its proportionate share of all costs of such relocation, including without limitation conduit relocation, fiber acquisition, splicing and testing, of the portion of the Segment based on the proportion of the NEON Fibers to the total fibers in the Cable.



                                   ARTICLE 11

                        USE OF NEW YORK - BOSTON SEGMENT
                        --------------------------------

         11.1 Compliance with Required Rights. The requirements, restrictions, and/or limitations upon NEON's right to use the NEON Fibers as provided and permitted under this Agreement imposed under, and associated safety, operational and other rules and regulations imposed in connection with, the Required Rights are referred to collectively as the "Required Rights Requirements." NEON acknowledges and agrees that it has performed all due diligence which it deems necessary and further acknowledges and agrees that subject to the obligations set forth in Section 10.1, it is taking its IRU on an "as is, where is" basis and that it is receiving the interests in such IRU Fibers as set forth in this Agreement only to the extent such interests are held by the conveying party.

         11.2 Use of NEON Fibers. NEON represents, warrants and covenants that it will use the NEON Fibers in compliance with and subject to the Required Rights Requirements (to the extent provided to NEON as identified on Exhibit H) and all applicable government codes, ordinances, laws, rules and regulations.

         11.3 Rights to Install Equipment. The IRU granted hereunder shall include the right at NEON's cost to install additional equipment, or replace existing equipment, in the facility space provided to NEON pursuant to Article 7, subject to the provisions of Article 7 and the Required Rights Requirements.

         11.4 QWEST's Rights in Segment. QWEST agrees and acknowledges that it has no right to use the NEON Fibers during the Term hereof, and that, from and after the effective date of the grant of each IRU hereunder, QWEST shall keep the NEON Fibers and NEON's IRU granted hereunder free from (a) any liens of any third party attributable to QWEST, and (b) any rights or claims of any third party attributable to QWEST, as and to the extent required pursuant to Article 10 hereof. As provided in the previous sentence, QWEST shall obtain from any entity in favor of which QWEST in its discretion shall have granted after the date hereof a security interest or lien on all or part of the Segment a written nondisturbance agreement substantially to the effect that such lienholder acknowledges NEON's rights and interests in and to the NEON Fibers and the IRU hereunder and agrees that the same shall not be diminished, disturbed, impaired or interfered with in any adverse respect by such lienholder.




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         11.5 Use for Lawful Purposes. Subject to the provisions of Article 22 and this Article 11, NEON may use the NEON Fibers and the IRU for any lawful telecommunications purpose. NEON agrees and acknowledges that it has no right to use any of the fibers, other than the NEON Fibers, included in the cable or otherwise incorporated in the New York - Boston Segment, and that NEON shall keep any and all of the New York - Boston Segment, other than the IRU granted to NEON in the NEON Fibers free from any liens, rights or claims of any third party attributable to NEON.

         11.6 Notification of Damage to Segment. NEON and QWEST shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the New York - Boston Segment that are known to such party.

         11.7 No Adverse Impact. NEON shall not use the NEON Fibers in a way which physically interferes in any way with or adversely affects the use of the fibers or cable of any other person using the New York - Boston Segment. QWEST shall not use any other fibers in the New York - Boston Segment in a way which physically interferes with or adversely affects the use of the NEON Fibers.

         11.8 Compliance with Regulations. NEON and QWEST each agree to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.

         11.9 Recording. QWEST agrees, so long as any such action would not violate the terms of any Required Right, upon request of NEON, to execute, file and/or record such documents or instruments as NEON shall deem reasonably necessary or appropriate to evidence or safeguard the IRUs granted to NEON hereunder. NEON agrees to reimburse QWEST for all reasonable costs and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of legal counsel directly related to the filing) incurred by QWEST in fulfilling its obligations under this Section 11.9.

                                   ARTICLE 12

                                 INDEMNIFICATION
                                 ---------------

         12.1 Indemnification by QWEST. Subject to the provisions of Articles 13 and 18, QWEST hereby agrees to indemnify, defend, protect and hold harmless NEON and its employees, officers and directors, from and against, and assumes liability for:

                  (a) Any injury, loss or damage to any person (including NEON), tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of QWEST, its officers, employees, servants, affiliates, agents, contractors, or licensees arising out of or in connection with a default (other than a default caused by a failure of NEON to perform or comply with its obligations hereunder) by QWEST in the performance of its obligations or breach of its representations under this Agreement; and

                  (b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by QWEST of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with the performance of its obligations under this Agreement.




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



         12.2 Indemnification by NEON. Subject to the provisions of Articles 13 and 18, NEON hereby agrees to indemnify, defend, protect and hold harmless QWEST, and its employees, officers and directors, from and against, and assumes liability for:

                  (a) Any injury, loss or damage to any person (including QWEST), tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of NEON, its officers, employees, servants, affiliates, agents, contractors, licensees, invitees or vendors arising out of or in connection with a default (other than a default caused by a failure of QWEST to perform or comply with its obligations hereunder) by NEON in the performance of its obligations or breach of its representations under this Agreement; and

                  (b) Any claims, liabilities or damages, including reasonable attorneys' fees and costs, arising out of any violation by NEON of any regulation, rule, statute or court order of any local, state or federal governmental agency, court or body in connection with its use of the IRU and/or the NEON Fibers and Associated Property hereunder.

         12.3 Remedy for Failure to Indemnify. The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be to seek a remedy under
Article 21 against the other party for its damages as a result of the other party's failure to indemnify, defend, protect and save harmless. The obligations of the parties under this Article 12 shall survive the expiration or termination of this Agreement.

         12.4 Claims Against Third Parties. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the operation or use of the NEON Fibers or the QWEST network, except as may be limited by Required Rights Requirements; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.





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

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE 13

                             LIMITATION OF LIABILITY
                             -----------------------

         13.1 Limitation of Liability. Notwithstanding any provision of this Agreement to the contrary, neither party shall be liable to the other party for any special, incidental, indirect, punitive or consequential damages, whether foreseeable or not, arising out of, or in connection with such party's failure to perform its respective obligations or breach of its respective representations hereunder, including, but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services (whether arising out of transmission interruptions or problems, any interruption or degradation of service or otherwise), or claims of customers, in each case whether occasioned by any construction, reconstruction, relocation, repair or maintenance performed by, or failed to be performed by, the other party or any other cause whatsoever, including breach of contract, breach of warranty, negligence, or strict liability, all claims with respect to which such special, incidental, indirect, punitive or consequential damages are hereby specifically waived.

                                   ARTICLE 14

                                    INSURANCE
                                    ---------

         14.1 Insurance Limits. Following the Delivery Date with respect to the Segment, and throughout the Term of the IRU with respect to the Segment, each party shall procure and maintain in force, at its own expense:

                  (a) not less than [**] combined single limit liability insurance, on an occurrence basis, for personal injury and property damage, including, without limitation, injury or damage arising from the operation of vehicles or equipment and liability for completed operations;

                  (b) workers' compensation insurance in amounts required by applicable law and employers' liability insurance with a limit of at least [**] per occurrence; and

                  (c) automobile liability insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than [**] per occurrence; and

         14.2 Self-Insurance; Claims Made Provisions. Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article 14 if it maintains an approved self-insurance program providing for a retention of up to [**]. If either party provides any of the foregoing coverages on a claims-made basis, such policy or policies shall be for at least a three-year extended reporting or discovery period. Unless otherwise agreed, NEON's and QWEST's insurance policies shall be obtained and maintained with companies rated "A" or better by Best's Key Rating Guide and each party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage.

         14.3 Indemnification for Failure to Comply. In the event either party fails to obtain the required insurance and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other party, such other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.





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



         14.4 Disputes. In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier.

         14.5 Waiver of Subrogation. NEON shall obtain from the insurance companies providing the coverages required by this Agreement the permission of such insurers to allow NEON to waive all rights of subrogation and NEON does hereby waive all rights of said insurance companies to subrogation against QWEST, its parent corporation, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

                                   ARTICLE 15

                 TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS
                 ----------------------------------------------

         15.1 Taxes, Fees and Other Governmental Impositions. The parties acknowledge and agree that it is their mutual objective and intent to (a) minimize, to the extent feasible, the aggregate Impositions payable with respect to the New York - Boston Segment and (b) share such Impositions according to their respective interests in the New York - Boston Segment, and that they will cooperate with each other and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article 15. It is understood and agreed as between the parties that the grant of the IRU in the NEON Fibers shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the NEON Fibers and that on or after the Acceptance Date, NEON shall be treated as the owner of the NEON Fibers for such purposes. The parties agree to file their respective income tax returns, property tax returns, and other returns and reports for their respective Impositions on such basis and except as otherwise required by law, not to take any positions inconsistent therewith.

                                   ARTICLE 16

                                     NOTICE
                                     ------

         16.1 Notices. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other party as follows:

               If to QWEST:      Qwest Communications Corporation
                                 ATTENTION:  President
                                 555 Seventeenth Street
                                 Denver, Colorado   80202
                                 Telephone No.: (303) 291-1400





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




            with a copy to:      Qwest Communications Corporation
                                 ATTENTION: Director, Contract Administration
                                 555 Seventeenth Street
                                 Denver, Colorado  80202
                                 Telephone No.:  (303) 291-1624
                                 Fax No. (303) 291-1742

                If to NEON:      NorthEast Optic Network, Inc.
                                 ATTENTION: President
                                 391 Totten Pond Road, Suite 401
                                 Waltham, Massachusetts
                                 Telephone No.:  (800) 891-5080
                                 Fax No. (781) 890-8404

            with a copy to:      Hale & Dorr
                                 ATTENTION: Alexander Bernhard, Esq.
                                 60 State Street
                                 Boston, Massachusetts
                                 Telephone No.: (617) 526-6000
                                 Fax No. (617) 526-5000

or at such other address as either party may designate from time to time in writing to the other party.

         16.2 Method of Delivery. Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified U.S. mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by fax, on the day after being sent when sent by overnight delivery service, or three (3) days after deposit in the mail when sent by U.S. mail.

                                   ARTICLE 17.
                                 CONFIDENTIALITY
                                 ----------------

         17.1 Proprietary Information. (a) QWEST and NEON hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

                  (b) As used herein, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by QWEST to NEON including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics. In addition, the parties acknowledge and agree that this Agreement, including all of the terms, conditions and provisions hereof, all drafts hereof, and all information disclosed by either party to the other in connection with or pursuant to this Agreement constitutes Proprietary Information.





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


                  (c) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

         17.2 Exceptions. The foregoing provisions of Section 17.1 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation; (c) is independently developed by the disclosing party; (d) becomes available to the disclosing party without restriction from a third party; or (e) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

         17.3 Use of Advertising Materials; Logos. Neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks without the prior written approval of the other party.

         17.4 Right to Review Publicity Material. Each party shall have the right to review and approve any publicity material, press releases, or other public statements by the other that refer to such party or that describe any aspect of this Agreement. Each party agrees not to issue any such publicity materials, press releases, or public statements without the prior written approval of the other party.

         17.5 No License to Brands. Nothing in this Agreement establishes a license for either party to use any of the other party's brands, marks or logos without prior written approval of the other party.

         17.6 No License to Copyrights; Patents. Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by QWEST.





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

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         17.7 Permitted Disclosures. Notwithstanding Sections 17.1 and 17.2 of this Article, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financiers) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure. In addition, NEON shall be permitted to provide an approved, redacted copy of QWEST's IRU agreement with the THIRD PARTY to prospective purchasers of Dark Fibers from NEON (after the expiration of the restrictions set forth in Section 22.3), provided that such disclosure complies with the requirements for disclosure prescribed by the THIRD PARTY.

         17.8 Survival. The provisions of this Article shall survive expiration or termination of this Agreement.

                                   ARTICLE 18

                                     DEFAULT
                                     -------

         18.1 NEON's Default. With respect to all payments required to be made by NEON hereunder, including, without limitation, payment of the IRU Fee and all other amounts payable by NEON hereunder, if NEON fails to make a payment by the date due and payable hereunder, from and after such date, (a) such unpaid amount shall bear accrued interest compounded monthly until paid at an annual rate equal to [**] of the prime rate of interest published by the Wall Street Journal the date any such payment is due or, if lower, the highest percentage allowed by law and (b) if such payment is due with respect to the Segment on or prior to the Delivery Date of the Segment, the Estimated Delivery Date for the Segment shall be extended by a number of days equal to the number of days that elapse from the date such payment is due until paid. In the event any amount or amounts due and payable hereunder remain unpaid for a period of thirty (30) days after written notice from QWEST to NEON, then QWEST may, in its sole and absolute discretion and in addition to its other rights and remedies hereunder, terminate any and all of its obligations hereunder with respect to the Segment, and to apply any and all amounts previously paid by NEON hereunder with respect to the Segment toward the payment of any other amounts then or thereafter payable by NEON hereunder.

                  With respect to all of its other obligations hereunder, if NEON fails to perform a nonpayment obligation and such failure shall continue for a period of [**] after receipt by NEON of written notice of such failure, NEON shall be in default hereunder unless NEON shall have cured such failure or such failure is otherwise waived in writing by QWEST within such [**] provided, however, that where such failure cannot reasonably be cured within such [**], if NEON shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure; and provided further that if NEON certifies in good faith to QWEST in writing that a non-payment failure has been cured, such failure shall be deemed to be cured unless QWEST otherwise notifies NEON in writing within [**] of receipt of such notice from NEON.





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

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  NEON shall be in default hereunder (a) automatically upon the making by NEON of a general assignment for the benefit of its creditors, the filing by NEON of a voluntary petition in bankruptcy or the filing by NEON of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief; or (b) [**] after the filing of an involuntary petition in bankruptcy or other insolvency protection against NEON which is not dismissed within such [**].

                  Except as otherwise provided in this Section 18.1, upon any default by NEON, after written notice thereof from QWEST, QWEST may (a) take such action as it determines, in its sole discretion, to be necessary to correct the default and, subject to Section 13.1, recover from NEON its reasonable costs incurred in correcting such default, and (b) pursue any legal remedies it may have under applicable law or principles of equity relating to such default, including specific performance.

         18.2 QWEST's Default. With respect to its obligation to complete the construction, installation and satisfactory Fiber Acceptance Testing by the Estimated Delivery Date, QWEST shall be in default under this Agreement if the Delivery Date has not occurred within [**] after the Estimated Delivery Date (the "Delivery Default Date"). In addition, in the event a force majeure event or occurrence described in Article 20 causes an extension of the Estimated Delivery Date and such event or occurrence has not been terminated, avoided or resolved by the date that is [**] following the Delivery Default Date, NEON may elect, in its sole discretion, by written notice to QWEST, to terminate this Agreement and recover from QWEST the amount of the IRU Fee previously paid by NEON hereunder with respect to the Segment. Upon any such election and payment, neither party shall have any further rights or obligations.

                  With respect to QWEST's other obligations hereunder, in the event that QWEST shall fail to perform an obligation and such failure shall continue for a period of [**] after NEON shall have given QWEST written notice of such failure, QWEST shall be in default hereunder unless QWEST shall have cured such failure or such failure is otherwise waived in writing by NEON within such [**]; provided however, that where such failure cannot reasonably be cured within such [**], if QWEST shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure; and provided further, that if QWEST certifies in good faith to NEON in writing that failure has been cured, such failure shall be deemed to be cured unless NEON otherwise notifies QWEST in writing within fifteen (15) days of receipt of such notice from QWEST.

                  QWEST shall be in default hereunder (a) automatically upon the making by QWEST of a general assignment for the benefit of its creditors, the filing by QWEST of a voluntary petition in bankruptcy or the filing by QWEST of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief, or (b) [**] after the involuntary filing of a petition in bankruptcy or other insolvency protection against QWEST which is not dismissed within such [**].




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



                  Except as otherwise provided in this Section 18.2, upon any default by QWEST, after notice thereof from NEON, NEON may (a) take such action as it determines, in its sole discretion, to be necessary to correct the default, and, subject to Section 13.1, recover from QWEST its reasonable costs in correcting such default, and (b) pursue any legal remedies it may have under applicable law or principles of equity relating to such default including specific performance.


                                   ARTICLE 19

                                   TERMINATION
                                   -----------

         19.1 Expiration of Term. This Agreement automatically shall terminate with respect to a Segment upon the expiration or termination of the Term of the IRU respecting the Segment pursuant to Article 6.

         19.2 Removal of Electronics. Upon the expiration or termination of this Agreement , the IRU shall immediately terminate and all rights of NEON to use the Segment, the NEON Fibers, the associated property or any part thereof relating to the Segment, shall cease and QWEST shall owe NEON no additional duties or consideration with respect to the Segment. Promptly thereupon, NEON shall remove all of NEON's electronics, equipment, and other NEON property from such Segment and any related QWEST facilities at its sole cost, under QWEST's supervision (which supervision shall be without cost to NEON).

         19.3 Survival of Obligations. Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration, or (b) pursuant to Article 12, Article 13, Article 15 or Article 17 herein, which shall survive the expiration or termination hereof.

                                   ARTICLE 20

                                  FORCE MAJEURE
                                  -------------

         20.1 Force Majeure. Neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, Cable, or other material shortages or unavailability or other delay in delivery not resulting from the responsible party's failure to timely place orders therefor (it being expressly acknowledged that the Cable that is being acquired for and installed in the New York - Boston Segment and that will include the NEON Fibers must include higher fiber counts than that necessary solely for the NEON Fibers in order to permit completion of the entire New York - Boston Segment); lack of or delay in transportation; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; failure of a third party to grant or recognize the Required Rights (provided that QWEST has made timely and reasonable commercial efforts to obtain the same), or any other cause beyond the reasonable control of such party. The party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event, and the party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay.





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



                                   ARTICLE 21

                               DISPUTE RESOLUTION
                               ------------------

         21.1 Arbitration. Except as provided in Sections 18.1 and 18.2, if the parties are unable to resolve any disagreement or dispute arising under or related to this Agreement, including without limitation, the failure to agree upon any item requiring a mutual agreement of the parties hereunder, they shall resolve the disagreement or dispute by arbitration as prescribed in this Section. The Federal Arbitration Act, 9 U.S.C. Sections 1-15, not state law, shall govern the arbitrability of all claims.

         21.2 Appointment of Single Arbitrator. A single arbitrator engaged in the practice of law who is knowledgeable about the subject matter of this Agreement shall conduct the arbitration under the then current rules of the American Arbitration Association (the "AAA"). The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in the regional AAA office in Denver, Colorado if the arbitration is initiated by NEON and in Boston, Massachusetts if initiated by QWEST, and all expedited procedures prescribed by the AAA rules shall apply.

         21.3 Discovery. There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator shall have authority only to award compensatory damages and shall not have authority to award punitive damages, other noncompensatory damages or any other form of relief; the parties hereby waive all rights to any claims for relief other than compensatory damages. The arbitrators' fees and other costs of the arbitration shall be borne by the party against whom the award is rendered, except as the arbitrator may otherwise provide in a written opinion.

         21.4 Binding of Successors. If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another party successfully stays such action or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.





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



                                   ARTICLE 22

                       ASSIGNMENT AND DARK FIBER TRANSFERS

         22.1 Assignment by QWEST. Except as provided below, QWEST shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of NEON, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, QWEST shall have the right, without NEON's consent, to (a) subcontract any of its construction or maintenance obligations hereunder, or (b) assign or otherwise transfer this Agreement in whole or in part (1) as collateral to any institutional lender to QWEST (or institutional lender to any permitted transferee or assignee of QWEST) subject to the prior rights and obligations of the parties hereunder, (2) to any parent, subsidiary or affiliate of QWEST, (3) to any person, firm or corporation which shall control, be under the control of or be under common control with QWEST, or (4) any corporation or other entity into which QWEST may be merged or consolidated or which purchases all or substantially all of the stock or assets of QWEST; provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation, this Section 22.1 (except that any lender referred to in clause (b)
(1) above shall not incur any obligations under this Agreement nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 22.1); and provided further that promptly following any such assignment or transfer, QWEST shall give NEON written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, QWEST shall remain the sole point of contact with NEON. No permitted partial or complete assignment shall release or discharge QWEST from its duties and obligations hereunder.

         22.2 Assignment by NEON. Except as provided in this Section 22.2 and the following Section 22.3, NEON shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of QWEST, which consent will not be unreasonably withheld or delayed. Subject to the provisions of Section 22.3 (which provision shall be binding upon any permitted assignee or transferee hereunder), NEON shall have the right, without QWEST's consent, to assign or otherwise transfer this Agreement in whole or in part (a) as collateral to any lender to NEON (or lender to any permitted transferee or assignee of NEON) subject to the prior rights and obligations of the parties hereunder, (b) to any parent, subsidiary or affiliate of NEON, (c) to any person, firm or corporation which shall control, be under the control of or be under common control with NEON, or (d) any other entity into which NEON may be merged or consolidated or which purchases all or substantially all of the stock or assets of NEON; provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation this Section 22.2 and the following
Section 22.3 (except that any lender referred to in clause (a) above shall not incur any obligations under this Agreement, nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section
22.2 and the following Section 22.3); and provided further that in any of circumstances described in clauses (b), (c) or (d) all of the payment obligations of NEON hereunder for the remainder of the Term shall be paid in full as a condition to such transfer or assignment; and provided further that promptly following any such assignment or transfer, NEON shall give QWEST written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, NEON shall remain the sole party and point of contact with QWEST hereunder. No permitted partial or complete assignment shall release or discharge NEON from its duties and obligations hereunder.




--------------------------------------------------------------------------------

Confidential                                                             Page 24

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         22.3 Restriction on Transfer of Dark Fiber. Notwithstanding the provisions of Article 11, except as expressly permitted in Section 22.2(a)-(d), inclusive, without the prior written consent of QWEST, which consent may be withheld in QWEST's sole discretion, until [**] from the Delivery Date, NEON shall not sell, assign, lease, or grant an IRU in Dark Fiber, or otherwise in any manner transfer or make available in any manner to any third party the ownership, right to use, or use of, or access in any manner to, any of NEON's rights in the whole and discrete NEON Fibers as Dark Fibers (any of the foregoing, a "Restricted Transaction") (or engage in substantive discussions or negotiations with respect to a Restricted Transaction), or otherwise engage in a similar transaction with respect to any NEON Fibers comprising the Segment in a manner designed or intended to circumvent the foregoing limitations. Nothing in this Agreement will preclude NEON from assigning, leasing or granting capacity in its lit Fiber in the ordinary course of business.

         22.4 Binding on Successors. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

                                   ARTICLE 23

                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS
                 -----------------------------------------------

         23.1 Representations of Both Parties. Each party represents and warrants that:

                  (a) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

                  (b) this Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, creditors' rights and general equitable principles; and

                  (c) its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

         23.2 Permitted Grant. Qwest represents and warrants that the terms of its Agreement with the THIRD PARTY specifically provide that Qwest may grant an IRU in its dark fibers to a third party and, further, that it has reviewed certain of the Required Rights documents and has found nothing to preclude the assignment of its fibers to NEON.





--------------------------------------------------------------------------------

Confidential                                                             Page 25

         23.3 Construction of Segment. QWEST represents and warrants that the Segment shall be constructed by the THIRD PARTY substantially and in all material respects in accordance with the specifications set forth in Exhibit B hereto; provided that NEON's sole rights and remedies with respect to any failure to so construct shall be to inspect the construction, installation and splicing, and participate in the acceptance testing, of the NEON Fibers incorporated in each such Segment, during the course and at the time of the relevant construction, installation and testing periods for the Segment, as provided in Articles 3 and 4; provided, however, that to the extent QWEST has rights of action against the THIRD PARTY which it elects not to exercise, QWEST agrees to assign such rights to NEON.

         23.4 No Additional Warranties. EXCEPT AS SET FORTH IN THE FOREGOING PARAGRAPHS 23.2, and 23.3 OR AS OTHERWISE IN THIS AGREEMENT QWEST MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE NEON FIBERS DELIVERABLE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         23.5 Assignment of Vendor Warranties. The parties acknowledge and agree that on and after the Acceptance Date NEON's sole rights and remedies with respect to any defect in or failure of the NEON Fibers to perform in accordance with the applicable vendor's or manufacturer's specifications with respect to the NEON Fibers shall be limited to the particular vendor's or manufacturer's warranty with respect thereto, which warranty, to the extent permitted by the terms thereof, shall be assigned to NEON upon its request. In the event any maintenance or repairs to the New York - Boston Segment are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, unless NEON shall elect to pursue such remedies itself, QWEST may, at its cost, pursue all remedies against such manufacturers, contractors or vendors on behalf of NEON, and QWEST shall reimburse NEON's costs for any maintenance NEON has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs.

                                   ARTICLE 24

                                     GENERAL
                                     -------

         24.1 Waiver. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

         24.2 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without reference to its choice of law principles. Any litigation based hereon, or arising out of or in connection with a default by either party in the performance of its obligations hereunder, shall be brought and maintained in the courts of the State of Colorado or in the United States District Court in Denver, Colorado, if brought by NEON and in the courts of the State of Massachusetts or this United States District Court in Boston, Massachusetts if brought by QWEST, and each party hereby irrevocable submits to the jurisdiction of such courts for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.




--------------------------------------------------------------------------------

Confidential                                                             Page 26

         24.3 Rules of Construction. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                  (a) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  (b) Except as set forth to the contrary herein, any right or remedy of NEON or QWEST shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  (c) This Agreement has been fully negotiated between and jointly drafted by the parties.

                  (d) All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

         24.4 Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

         24.5 No Personal Liability. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.





--------------------------------------------------------------------------------

Confidential                                                             Page 27

         24.6 Relationship of the Parties. The relationship between NEON and QWEST shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. NEON and QWEST, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

         24.7 Severability. If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         24.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         In confirmation of their consent and agreement to the terms and conditions contained in this IRU Agreement and intending to be legally bound hereby, the parties have executed this IRU Agreement as of the date first above written.

                  QWEST COMMUNICATIONS CORPORATION,
                  a Delaware corporation

                  By: /s/ A. D. Wandry
                      ---------------------------------------------------
                  Name:  A. D. Wandry
                  Title: SRVP-NED

                  NORTHEAST OPTIC NETWORK, INC.
                  a Delaware corporation

                  By: /s/ Victor Colantonio
                      ---------------------------------------------------
                  Name:  Victor Colantonio
                  Title: President





--------------------------------------------------------------------------------

Confidential                                                             Page 28

                                GLOSSARY OF TERMS
                                -----------------

         The following terms shall have the stated definitions in this Agreement.

                  (a) "Acceptance Date" has the meaning ascribed to it in
Section 4.3.

                  (b) "Cable" when used herein as defined term means the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes, and vaults to be installed by the THIRD PARTY as part of the New York - Boston Segment. When not a defined term, cable shall mean the fiber optic cable and the fibers contained therein.

                  (c) "Costs" when used herein as a defined term means actual, direct costs paid or payable in accordance with the established accounting procedures generally used by QWEST and which it utilizes in billing third parties for reimbursable projects which costs shall include, without limitation, the following: (1) internal labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (with the overhead allocation percentage equal to thirty percent (30%)), and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

                  (d) "Dark Fiber" means fiber provided without electronics or optronics, and which is not "lit" or activated.

                  (e) "Estimated Delivery Date" means, with respect to the New York - Boston Segment to be delivered hereunder, the date set forth in Section
4.3 hereto with respect to such Segment, as any such date may be extended for and during (1) the period of any delay described in Article 20, and/or (2) the period of any payment default pursuant to Section 18.1.

                  (f) "Impositions" means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the New York - Boston Segment by any federal, state or local government or other public taxing authority.

                  (g) "Indefeasible Right of Use" or "IRU" means (1) an exclusive, indefeasible right of use, for the purposes described herein, in the NEON Fibers, as granted in Article 1, and (2) an associated non-exclusive, indefeasible right of use, for the purposes described herein, in the Associated Property; provided that the IRU granted hereunder does not provide NEON with any ownership interest in or other rights to physical access to, control of, modification of, encumbrance in any manner of, or other use of the New York - Boston Segment except as expressly set forth herein.

                  (h) "Minimum Period" is as defined in Section 6.1.

                  (i) "POP" means the NEON point of presence at locations along the New York - Boston route.





--------------------------------------------------------------------------------

Confidential                                                             Page 29

                  (j) "Regeneration Sites" are as defined on Exhibit E. "Regeneration Facilities" are Regeneration Sites to be shared by NEON as described in Section 7.2.

                  (k) "Required Rights" are as defined in Section 6.1.

                  (l) "Required Rights Requirements" are defined in Section
11.1.





--------------------------------------------------------------------------------

Confidential                                                             Page 30

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A

                                     SEGMENT

The Segment is approximately [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT B


                 Standard Construction and Fiber Specifications
                 ----------------------------------------------

All specifications for the Segment as defined in the Agreement will be as follows unless there is an existing route being utilized. In the event that an existing route is being utilized, the specifications that exist will prevail.

1.0      General.
         --------

         The intent of this Exhibit is to outline the specifications for construction of a fiber optic cable system. In all cases, the standards contained in this Exhibit or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

2.0      Material.
         ---------

         [**]


--------------
(1) Registered Trademark of Lucent Technologies


                               Qwest Proprietary

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT B
3.0      Minimum Depths.
         ---------------

         (a)      [**]

         (b)      [**]

         (c)      [**]

         (d)      [**]

4.0      Buried Cable Warning Tape.
         --------------------------

         [**]

5.0      Conduit Construction.
         ---------------------

         [**]

6.0      Innerduct Installation.
         -----------------------

         [**]


                               Qwest Proprietary

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT B


7.0      Cable Installation.
         -------------------

         [**]

8.0      Cable Markers (Warning Signs).
         ------------------------------

         [**]

9.0      Compliance.
         -----------

         All work will be done in strict accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA. In addition, all work and the resulting fiber system will comply with the current requirements of all governing entities (FCC, NEC, DEC, and other national, state, and local codes).

10.0     As-Built Drawings.
         ------------------

         As-built drawings will contain a minimum of the following:

                  a) [**]

                  b) [**]

                  c) [**]

                  d) [**]

                  e) [**]

                  f) [**]

                  g) [**]

                  h) [**]



                               Qwest Proprietary

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT B

         Drawings will be updated with actual field data during and after construction.

         As-builts will be provided [**], in both hard copy and electronic format (Auto-CAD Release 13.0 or later). Updates to the as-builts will be provided [**], like a relocation project. This will be provided in the Service Provider's standard format.

11.0     Deviations From Specifications.
         -------------------------------

         Service Provider may deviate from these specifications, when field conditions dictate.



                               Qwest Proprietary

                                   EXHIBIT C

                     LUCENT TRUE WAVE FIBER SPECIFICATIONS

                                                     Lucent Technologies
                                                    Bell Labs Innovations [Logo]


                            TrueWave (R) Single-mode
                                 Optical Fiber


                            Supports All Wavelengths
                          for Nonzero-Dispersion Fiber

Lucent Technologies award winning TrueWave single-mode optical fiber meets the needs of today's and tomorrow's high performance optical networks. This patented fiber is the first fiber specifically designed for optically amplified high capacity single wavelength and multiple wavelength transport systems. High capacity systems include Dense Wavelength Division Multiplexing (DWDM) technology where 8, 16 or more wavelengths within the Erbium Doped Fiber Amplifier band (EDFA) are combined and transmitted over one single-mode fiber. High capacity is also achieved with Time Division Multiplexing (TDM) technology, where the bit rate of each channel is increased to 10 Gb/s or greater.

In designing your current networks, you need to be sure that the fiber chosen today will support capacity expansion possibilities in the future. The direction of these future systems will include combinations of even more wavelengths, higher bit rates and all optical networks. With TrueWave fiber, you can be assured that your cable system will be futureproof. TrueWave is the fiber of choice for long haul networks, and becoming a preferred fiber for regional networks.

Broad Wavelength Capability

TrueWave fiber's wide nonzero-dispersion region complements amplifier improvements and emerging wavelength standards to give increased upgrade options in wavelength selection. The minimum dispersion over the 1530 to 1565 nm wavelength range supports future systems having higher bit rates and more closely-spaced wavelength channels.

[Illustration of man at computer]

[line chart]
2 1 0
1.00 1.20 1.40 1.60
WAVELENGTH ([mu]m)
dB/km



Flexible
Optoelectronic
Choices

Because TrueWave fiber supports wavelengths over the full 1530 to 1565 nm wavelength range defined by standards bodies, the fiber can be used with transmission equipment from many vendors. TrueWave fiber is also compatible with other single-mode fiber types, allowing the same installation and splicing techniques to be used.

Reduce Signal
Interference With
TrueWave Fiber

Although dispersion-shifted fibers have been used for some amplified 1550 nm systems, their ability to support DWDM in the EDFA wavelength band is severely limited by nonlinear fiber effects, such as four-wave mixing. TrueWave fiber overcomes this problem by providing a small amount of chromatic dispersion throughout the EDFA band.

This dispersion prevents phase matching between the various signal wavelengths, virtually eliminating the four-wave mixing interference effects. The dispersion value is still small enough to allow 10 Gb/s data rates at each of multiple wavelengths over long distances.

Reduce System
Cost With
TrueWave Fiber

Dispersion unshifted (conventional) fiber was designed to minimize loss and maximize bandwidth for 1310 nm systems. The high chromatic dispersion at 1550 nm (approximately 17 ps/nm-km) may require the additional cost of dispersion compensation and/or more transmission equipment to use this fiber in high capacity amplified systems.

TrueWave fiber uses a special refractive index profile in the core, surrounded by synthetic silica cladding layers having different refractive indices, to achieve low attenuation and small, nonzero-dispersion in the EDFA operating region. This reduces or even eliminates the cost of dispersion compensation. Manufactured using a patented fiber drawing process, TrueWave fiber also has exceptionally low and stable Polarization Mode Dispersion (PMD) which ensures excellent performance in even the most demanding future applications.

Choose TrueWave
Fiber For Long-
term Reliability

TrueWave optical fiber features D-LUX (R) Coating for excellent environmental performance



[chart]

1 5 10 20 30 40 50 60 70 80 90 95 99.9
0.7 1 2 3 4 5 6
50 100 200 300400 600 800
(GPA)
STRENGTH (kpsi)
Gauge Length is 50 cm
% FAILURE
o 2.5%/min. Med=685ksi. m=147

Transmission Characteristics

Attenuation
The maximum attenuation (loss) in dB/km may be specified within the range indicated in the table below:
Wavelength (nm):                    1550
Maximum Attenuation (dB/km):        0.22 - 0.25

Attenuation vs. Wavelength
The maximum attenuation in the wavelength region from 1525 nm to 1575 nm is no more than 0.05 dB/km greater than the attenuation at 1550 nm.

Attenuation at Water Peak
The attenuation at the OH (-) absorption peak (1383 +/- 3 nm) is less than or equal to 1.0 dB/km.

Macrobending Attenuation
The maximum attenuation with bending does not exceed the specified values with the following deployment conditions:

Deployment                                        Induced
Condition                      Wavelength         Attenuation
1 turn, 32 mm
(1.2 inch) diameter            1550 nm            less than or equal to 0.5 dB
100 turns, 75 mm
(3 inch) diameter              1550 nm            less than or equal to 0.05 dB

Point Discontinuities
There are no attenuation discontinuities greater than 0.10 dB at 1550 nm.

Chromatic Dispersion (1)
Dispersion in nonzero region
 Minimum (ps/nm-km)                                1.3
 Maximum (ps/nm-km)                                5.8
Nonzero-dispersion region (nm)                     1530-1565

Mode Field Diameter
at 1550 nm                                         8.4  plus/minus 0.6 [mu]m

Cutoff Wavelength
Cable Cutoff Wavelength ([lambda] cc)                less than or equal to 1260 nm

Polarization Mode Dispersion Coefficient (2)
at 1550 nm
Maximum for any fiber                              less than or equal to 0.5 ps / [the square root of] km
Typical                                            less than or equal to 0.1 ps / [the square root of] km
ps/Akm Transmission Characteristics



(1) Fibers with negative dispersion or with alternative nonzero-dispersion regions, are also available.

(2) In Lucent Technologies Cables; check with your cable manufacturer for specific PMD limits in cable form.





and long-term reliability. This dual coating is applied over the cladding to protect the fiber. Each fiber is proof tested to at least 100 kpsi to ensure that it will survive installation loads and associated long-term stresses, even under extreme environmental conditions. The D-LUX coating can be mechanically stripped to facilitate splicing. The excellent geometrical characteristics of the fiber allow low-loss splicing, using standard techniques and equipment.

Cutting Edge
Technology Wins
Top Awards

Lucent Technologies has received four awards from trade publications for its patented TrueWave single-mode Optical Fiber. Separate panels of technical experts selected TrueWave fiber from many nominees for the following awards:

o "Commercial Technology Achievement Award for Fiber Optics" from Laser Focus World.

o "Circle of Excellence Award" from Photonics Spectra Magazine.

o "R & D 100 Award" in telecommunications technology from R & D Magazine.

o "Technology award for Fiber and Cable" from Fiber Optics Product News
   Magazine.

Test Methods

The following industry-accepted test methods are used to characterize fibers described herein.

Fiber Parameter                        EIA/TIA Test Method              IEC Test Method
Attenuation                            EIA/TIA-455-78                   IEC 793-1-C1A
                                                                        IEC 793-1-C1C
Point Discontinuity                    EIA/TIA-455-59                   IEC 793-1-C1C
Macrobending Attenuation               EIA/TIA-455-62                   EC 793-1-C11
Cable Cutoff Wavelength                EIA/TIA-455-170                  IEC 793-1-C7B
Chromatic Dispersion                   EIA/TIA-455-175                  IEC 793-1-C5C
Polarization Mode Dispersion (PMD)     EIA/TIA-455-113 & 122            See footnote*
Mode Field Diameter                    EIA/TIA-455-164 or               IEC 793-1-C9A or
                                       EIA/TIA-455-167                  IEC 793-1-C9B
Cladding Diameter                      EIA/TIA-455-176                  IEC 793-1-A2
Cladding Non-circularity               EIA/TIA-455-176                  IEC 793-1-A2
Core/Cladding Concentricity Error      EIA/TIA-455-176                  IEC 793-1-A2
Coating Geometry                       EIA/TIA-455-173                  IEC 793-1-A3
Coating Strip Force                    EIA/TIA-455-178                  IEC 793-1-B6
Proof Test                             EIA/TIA-455-31                   IEC 793-1-B1
Tensile Strength                       EIA/TIA-455-28                   IEC 793-1-B2A, B2B
Fiber Curl                             EIA/TIA-455-111                  See footnote *
Length                                 EIA/TIA-455-60                   IEC 793-1-CIC
Operating Temperature Range            EIA/TIA-455-89                   See footnote *
Temperature Cycling                    EIA/TIA-455-3                    IEC 793-1-D1
Temperature/Humidity Cycling           EIA/TIA-455-72 & -73             See footnote *
Fluid Immersion                        EIA/TIA-455-74 & -75             See footnote *
High Temperature Aging                 EIA/TIA-455-67 & -70             See footnote *
Dynamic Fatigue                        EIA/TIA-455-76                   IEC 793-1-B7A
Static Fatigue                         EIA/TIA-455-97                   IEC 793-1-B7D

* There is currently no equivalent IEC test procedure for this parameter.





Geometrical Characteristics

Glass Geometry
Cladding Diameter                       125.0 plus/minus 1.0 [mu]m
Core/Clad Concentricity Error           less than 0.8 [mu]m
Cladding Non-circularity                less than or equal to 1.0%

Coating Geometry
Coating Diameter (uncolored)            245 plus/minus 10 [mu]m
Coating/Cladding Concentricity Error    less than 12 [mu]m

Length
Lengths cut to specific customer
request are available.
Standard spool lengths are:              4.4, 6.4, 12.6, 19.2 and 25 km

Stay In The
Vanguard
With Lucent
Technologies

TrueWave single-mode Optical Fiber, the first nonzero-dispersion fiber on the market, remains in the vanguard and has received unprecedented awards for excellence in commercial technology and technological significance. Designed for 21st-century networks, TrueWave optical fiber provides optimal design performance for DWDM and high speed systems.

Why invest in obsolescence? TrueWave fiber can offer you unparalleled growth potential--now and for years to come. Choose TrueWave single-mode Optical Fiber from Lucent Technologies. You'll know you've seen the future.

Environmental Characteristics

Operating Temperature Range                                  -60(degree) C to +85(degree) C

Temperature Dependence of Attenuation
Induced Attenuation, -60(degree) C to +85(degree) C
at 1550 nm:                                                  less than or equal to 0.05 dB/km

Temperature - Humidity Cycling
Induced Attenuation, -10(degree) C to +85(degree) C and 95%
relative humidity at 1550 nm:                                less than or equal to 0.05 dB/km

Water Immersion, 23(degree) C
Induced Attenuation due to Water Immersion at
23 +/- 2(degree) C at 1550 nm:                               less than or equal to 0.05 dB/km

Accelerated Aging (Temperature), 85(degree) C
Induced Attenuation due to Temperature Aging at
85 +/- 2(degree) C at 1560 nm:                               less than or equal to 0.05 dB/km

Retention of Coating Color
D-LUX coated fiber shows no discernible change in color when aged for:
   o 30 days at 95(degree) C and 95% relative humidity
   o 20 days in dry heat, 125(degree) C.


Mechanical Characteristics

Proof Test Level                                             100 kpsi (0.7 GPa)*
Dynamic Tensile Strength
The median tensile strength of unaged samples with a gauge length of 0.5 meters is: (See illustration on page 2.)

                                                             greater than or equal to 550 kpsi (38 GPa)

Coating Strip Force
The force to strip the dual coating
mechanically is:                                             greater than or equal to 1.3 N (0.3 lbf.) and
                                                             less than 8.9 N (2.0 lbf.)

Coating Appearance
The dual coating layers are free of voids or entrapped bubbles.

Pullout Force (Adhesion of Coating to Glass Surface)

The pullout force is:                                        greater than 6.2 N (1.4 lbf.) and
                                                             less than 22.2 N (4.9 lbf.)

Fiber Curl                                                   greater than or equal to 2m



Fiber Shipping Spool Mechanical Specifications

                            A(1)                              B(2)
Flange Diameter          9.25 in. (23.50 cm.)               9.25 in. (23.50 cm.)
Barrel Diameter          6.00 in. (15.24 cm.)               6.00 in. (15.24 cm.)
Traverse Width           3.39 in. (8.61 cm.)                4.70 in. (11.94 cm.)
Weight                   1.22 lbs. (0.46 kg.)               1.36 lbs. (0.51 kg.)


* Higher proof test levels are available upon request.
(1) Spool A is used for shipped lengths of fiber less than 15 km.
(2) Spool B is used for shipped lengths of fiber greater than 15 km.

For Assistance

Lucent Technologies is happy to answer any of your questions regarding fiber optics, in general, or TrueWave optical fiber, specifically. Assistance is just a phone call away.

If you have technical questions about fiber optics, call Lucent Technologies Technical Information at 1-800-344-0223, ext. 3500.

To order TrueWave optical fiber or to request additional information, call your Lucent Technologies sales representative or optical fiber sales representative.

Visit our web site at http://www.lucent.com

D-LUX (R) is a registered trademark of Lucent Technologies.
TrueWave (R) is a registered trademark of Lucent Technologies.

This document is for planning purposes only and does not modify or supplement any Lucent Technologies specifications or warranties relating to this product.

Copyright (C) 1997 Lucent Technologies
All rights reserved.
Printed in USA

Lucent Technologies
Marketing Communications
5168FS Issue 2 BAP 10/97


  Lucent Technologies
Bell Labs Innovations  [Logo]


Other Performance Characteristics

(Values stated are typical values)

The nominal attenuation at 1310 nm is:                     less than 0.4 dB/km
Index of refraction difference between
core and cladding                                          0.75%
Typical Core Diameter                                      6.0 [mu]m
Nominal chromatic dispersion at 1310 nm is                 -15 ps/nm o km

Effective Group Index of Refraction
1310 nm                                                    1.471
1550 nm                                                    1.470

Rayleigh Backscattering Coefficient
(for 1 [mu]s pulse width):
1310 nm                                                    -46.2 dB
1550 nm                                                    -49.8 dB
Dynamic Fatigue Parameter (N(d))                           greater than 20
Static Fatigue Parameter (N(s))                            greater than 20
Weight Per Unit Length                                     64 grams/km



Specifications

Attenuation (Customer specifies
maximum value within range)                                0.22 - 0.25 dB/km at 1550 nm
Dispersion in nonzero region (1)
Minimum (ps/nm-km)                                         1.3
Maximum (ps/nm-km)                                         5.8
Nonzero-dispersion region (nm)                             1530-1565
Polarization Mode Dispersion
Coefficient (2)                                            less than or equal to 0.5 ps / [the square root of]  km at 1550 nm
Mode Field Diameter                                        8.4 +/- 0.6 [mu]m
Cladding Diameter                                          125.0 +/- 1.0 [mu]m
Core/Cladding Concentricity Error                          less than or equal to 0.8 [mu]m
Cabled Cutoff Wavelength ([lambda] cc)                     less than or equal to 1260 nm
Coating Diameter (uncolored)                               245 +/- 10 [mu]m
Proof Test Levels                                          100 kpsi minimum (or as specified)


(1) Fibers with negative dispersion or with alternative nonzero-dispersion regions are also available.
(2) In Lucent Technologies Cables; check with your cable manufacturer for specific PMD limits in cable form


Ordering Information

Fiber Type                                            TrueWave Single-Mode Fiber
Coating                                               D-LUX Coating Series
Color Options                                         Distinctive color applied
                                                      to the fiber coating:

1. Blue                        5. Slate                       9. Yellow
2. Orange                      6. White                      10. Violet
3. Green                       7. Red                        11. Rose
4. Brown                       8. Black                      12. Aqua

Attenuation                           1550 nm maximum dB/km
Length                                meters
Proof Test Level                      kpsi
Number/Color of Spools                # spools

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Page 1 of 2


                                    Exhibit D


            Fiber Cable Splicing, Testing, and Acceptance Procedures
            --------------------------------------------------------

1.       All splices [**].

2.       During the initial construction, [**].

3.       After the Service Provider ("SP") has [**].

4.       The splicing standards are as follows:

         [**].
         Examples:
         o   [**]
         o   [**]
         o   [**]

5.       SP will [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Page 2 of 2


                                    Exhibit D

6.       The fibers shall [**].

7.       The entire fiber optic cable system [**].

8.       SR fiber assignments [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   Exhibit E
                             Schedule of Facilities


                NEON Facilities Cost Schedule and Delivery Dates

                Location                      Square       Cost       Projected
                                             Footage                   Delivery
                                                                        Date

                  Boston                       250         [**]         [**]
                  Framingham                   250         [**]         [**]
                  Providence                   250         [**]         [**]
                  Green Hill                   150         [**]         [**]
                  New London                   250         [**]         [**]
                  New Haven                    250         [**]         [**]
                  Bridgeport                   250         [**]         [**]
                  Stamford                     250         [**]         [**]
                  White Plains                 250         [**]         [**]
                  New York City                250         [**]         [**]

                                                           [**]

Note: All facilities are equipped to include AC and DC power, heat, light, air conditioning, surveillance, fire suppression, etc.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   EXHIBIT F

                     Standard Specifications for Facilities

                                      [**]

                                    EXHIBIT G


                    Maintenance Specifications and Procedures
                    -----------------------------------------

Table of Contents:


1.       Maintenance Activities................................................2

         1.1.     Preventative Maintenance.....................................2
                  1.1.1.   Cable Damage Prevention.............................3
                  1.1.2.   Patrolling..........................................3
                  1.1.3.   Signs...............................................3
                  1.1.4.   Voltage Suppressor/Arrestor.........................3

         1.2.     Planned Cable Activity.......................................3
                  1.2.1.   Intrusive PCAs......................................3
                  1.2.2.   Non-Intrusive PCAs..................................4
                  1.2.3.   Responsibilities of SP and SR.......................4

         1.3.     Cable Restoration............................................5
                  1.3.1.   Types of Restorations...............................5

         1.4.     Hazardous Conditions/Service Precautions.....................8

         1.5.     Disaster Recovery............................................8

2.       Operations/Network Control Center(s)..................................9

         2.1.     Operations / Network Control Centers.........................9

3.       Facilities............................................................9

4.       Coverage Period......................................................10

5.       Subcontracting.......................................................10

6.       Fees and Costs.......................................................10

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G



The party responsible for providing maintenance for a Cable System shall be referred to herein as the Service Provider ("SP"), and the party responsible for receiving maintenance for a Route shall be referred to herein as the Service Recipient ("SR"). All other capitalized terms are defined in Attachment 1.

1.       Maintenance Activities

The following subsections of this outline describe the types of Maintenance Activities that must be performed. All Maintenance Activity types described below shall be performed by or under the direction of the SP.

For all Maintenance Activities, SR may contact SP at any time to discuss or notify fiber status, fiber problems, or any other fiber issues or anomalies for SR's fibers on SP's Cable System. However, no other party, including but not limited to a Lessee of the SR's fibers, shall call the SP for anything related to SR's fibers without the written agreement of both the SR's and SP's escalation list's Tier 5 representative. It is the intention of the Agreement that any lessee of the SR's fibers shall coordinate all problems and issues solely with the SR.

Parties have the right to review each other's maintenance standards, which include preventative maintenance procedures, Planned Cable Activity procedures, and cable restoration procedures.

SP shall notify SR at least [**] prior to the date in connection with any Planned System Work Period (PSWP) of any Maintenance Activity and as soon as possible after becoming aware of the need for unscheduled maintenance. SR shall have the right to be present during the performance of any Maintenance Activity or unscheduled maintenance so long as this requirement does not interfere with SP's ability to perform its obligations under this Agreement. In the event that Maintenance Activity is canceled or delayed for whatever reason as previously notified, SP shall notify SR at SP's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

         1.1.     Preventative Maintenance

Preventative maintenance will be performed according to the SP's standards. Each SP's maintenance standards must include the following:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

                  1.1.1.   Cable Damage Prevention

The SP will subscribe to each and all One-Call Agencies that affect the SR's route(s). In addition, the SP will abide by all state One-Call Agency laws and respond to all locate requests.

                  1.1.2.   Patrolling

Patrol of SP's route shall be conducted in accordance with the then current SP's procedures for maintenance.

                  1.1.3.   Signs

SP shall maintain sign posts along the ROW that affect SR's route(s). All sign posts shall include the phone number of the local One-Call Agency and the SP's "800-" phone number. Markers should be placed [**] land use permitting. Markers should always be placed [**]. Placing of markers in cultivated areas or at locations likely to be objectionable to property owners should be avoided.

                  1.1.4.   Voltage Suppressor/Arrestor

Wherever the cable sheath voltage [**].

         1.2.     Planned Cable Activity

A Planned Cable Activity (PCA) is any activity which can be planned in advance (i.e., not an emergency) that will cause maintenance personnel to physically move the cable, or will affect the sheath and/or the fiber. There are two types of PCAs: intrusive and non-intrusive.

                  1.2.1.   Intrusive PCAs

An intrusive PCA is any PCA that the SP will expose the buffer tube and/or the fibers. Examples of intrusive PCAs are as follows:
o installation of insulating joints / isolation closures,
o reroutes / cutovers / hot cuts,
o repairing damaged fibers at splice locations,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

o repairing sheath faults.
Intrusive PCAs [**]. If exceptions are required to these times, refer to the escalation list.

                  1.2.2.   Non-Intrusive PCAs

Examples of non-intrusive PCAs are as follows:
o cable lowering, cable rearrangements
o conduit or manhole rearrangements
Non-intrusive PCAs can be performed anytime.

                  1.2.3.   Responsibilities of SP and SR

For all PCAs, the SP must notify the SR at least [**] prior to the activity.

For PCA activity that will result in signal discontinuity, the following process will be performed:

o At least [**] in advance: SP shall provide a copy of their Method of Procedure (MOP) in writing to SR, and will notify SR of this PCA per escalation list.
o At least [**] in advance: After receipt of SP's MOP, SR then will provide a copy of their MOP to the SP that incorporates the switching, verification, identification, and testing of SR's fibers.
o At the time of the PCA: The SP and SR shall maintain communication via phone for the entire execution of the event. SR shall coordinate the execution of SR's MOP with SP. SP shall comply with the splicing specifications as set forth in Exhibit D. SP shall provide written approval to SR for any modifications to these specifications as may be necessary or appropriate in any particular instance for SR's approval, which approval shall not be unreasonably withheld.
o For all Intrusive PCAs, SP shall ensure all fibers meet overall span loss per fiber specifications outlined in Exhibit D.
o  If for any reason any PCA is canceled or delayed, then SP shall notify
   SR as soon as SP is aware of the change, and SP will reschedule the activity.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G


         1.3.     Cable Restoration

A cable restoration occurs whenever service has affected one or more fibers and restoration of the fiber(s) is needed. The fiber(s) may or may not have service on them.

The SP will respond to all SR's notifications indicating any failure, any interruption, or any impairment to the SR's Cable System.

There are two (2) types of cable restorations as follows:

                  1.3.1.   Types of Restorations

                           1.3.1.1. Total Cable Cut

A total cable cut occurs when ALL fibers in the cable sheath are affected.

The SP shall notify SR of the cable cut, per escalation list, including the time of the cable cut, and the regenerator section as soon as possible, but no later than [**]. Once this information is provided to the SR, the SP shall establish a communications bridge with the SR to stay in constant communication throughout the cable cut.

In the event the SP's fibers are not lit (no equipment on the fibers), the SR shall notify the SP of such event.

The SP shall notify the SR of the physical location of the cable cut as soon as possible but no later than [**].

SP will determine the restoration sequence of specific damaged fibers, by city-pair Segment, in a predetermined customer rotational sequence.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

Restoration Priorities
----------------------

1.       SR's will be [**].

2.       Within the general SR sequence, [**].

3.       In the event [**].

4.       Each SR's Dark (spare) Fiber [**].

Example:
--------

[**].

The first time the cable in that segment is damaged, [**].

[**].

[**].

The SP will [**].

[**].

In the event [**].

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        Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

[**]. The only exception to this cable restoration time is when an uncontrolled incident, such as a flood, a chemical spill, a fire, a bridge collapse, a riot, or other circumstance prevents access to the damage area.

To accomplish this cable restoration, it is acknowledged that the repairs so effected may be temporary in nature. In such event, [**] after completion of all temporary Restoration activity, SP shall commence its planning for permanent repair, and thereafter promptly shall notify SR of such plans. If the SP informs the SR that the temporary fiber repair cannot be made permanent immediately, then the permanent repair shall be mutually agreed upon by both parties.

The parties agree to mutually support each other during restoration activities. Examples of support may include providing fault-locating, splicing, or running errands. All support is at the discretion of the SP.

For all temporary repairs, the SP shall maintain an on-site personnel for all exposed cables.

Refer to intrusive PCA section to accomplish permanent repairs.

                           1.3.1.2. Partial Cable Cut

A partial cable cut occurs when less than ALL fibers in the cable sheath are affected.

For partial cable cuts, if and where possible, [**].

The SP shall notify SR of the partial cable cut, per escalation list, including the time of the cable cut, and the regenerator section as soon as possible, but [**]. Once this information is provided to the SR, the SP shall establish a communications bridge with the SR to stay in constant communication throughout the partial cable cut.

The SP shall notify the SR of the physical location of the cable cut as soon as possible but no later than [**].

In the event [**].

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

Restoration prioritization will be the same as that outlined in section 1.3.1.1 total cable cut.

The SP will notify the SR when each fiber has been repaired, and then the SR will verify that continuity exists from end-to-end on the Cable System for the fiber.

Verification of continuity of Dark Fibers shall be the responsibility of the SP or SR depending on whomever has the capability to verify service.

For every partial cable cut, SP shall restore SR's service-carrying fiber in [**]. The only exception to this cable restoration time is when an uncontrolled incident, such as a flood, a chemical spill, a fire, a bridge collapse, a riot, or other circumstance prevents access to the damage area.

To accomplish this partial restoration, it is acknowledged that the repairs so affected may be temporary in nature. In such event, [**] after completion of all temporary restoration activity, SP shall commence its planning for permanent repair, and thereafter promptly shall notify SR of such plans. If the SP informs the SR that the temporary fiber repair can not be made permanent immediately, then the permanent repair shall be mutually agreed upon by both parties.

For all temporary repairs, the SP will maintain an on-site personnel for all exposed cables.

Refer to intrusive PCA section to accomplish permanent repairs.

         1.4.     Hazardous Conditions/Service Precautions

A hazardous condition or service precaution is when an event, such as flooding, fire, street collapse, cable wash-out or a man-made event such as a train derailment occurs, and there is an increased probability that the SP's cable may be damaged, and maintenance activity is needed to prevent any potential damage.

For these events SP shall notify SR, per escalation list, as soon as the SP knows of such event. The SP shall establish a communications bridge for these events.

         1.5.     Disaster Recovery

Disaster recovery is any event that affects service on the cable and involves significantly more maintenance activity than just a cable restoration. Examples of disaster recovery are as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G

         o train derailment occurs, which by itself would be a hazardous condition, but for this example it destroys a regeneration site, or
         o the cable at a bridge is washed out and restoration involves deploying several miles of cable to restore service.

For these events SP shall notify SR, per escalation list, as soon as the SP knows of such event. The SP shall establish a communications bridge for these events.

The parties agree to mutually support each other during disaster recovery activities. Examples of support may include providing fault-locating, splicing, or running errands. All support is at the discretion of the SP.

2.       Operations/Network Control Center(s)

         2.1.     Operations / Network Control Centers

The terms Operations Center and Network Control Center are synonymous, and will be called Operations Centers for the remainder of this document.

SP shall operate and maintain an Operations Center (OC) staffed twenty-four (24) hours a day, seven (7) days a week including all holidays. The OC shall be staffed by trained and qualified personnel. SP's maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week.

3.       Facilities

Except to the extent otherwise expressly provided in the Agreement, SR will be solely responsible for providing and paying for any and all maintenance of all electronic, optical, and any other equipment, materials and facilities used by SR in connection with the operation of the Dark Fibers, none of which is included in the maintenance services to be provided hereunder.

Each party agrees that the Facilities shall be placed and maintained in accordance with the requirements and specifications of current editions of the National Electrical Code and the National Electrical Safety Code, the applicable rules and regulations of the Occupational Safety and Health Act (including those of 29 C.F.R. 1910.268(a) et seq.) and the requirements of any other authority having jurisdiction. Each party shall promptly furnish to each other, but in no case later than [**], copies of all notices, reports, correspondence, submissions, made by either party to federal, state, or municipal environmental, safety, or health authorities. Each party agrees that Facilities shall not physically, electronically or inductively interfere with those of facilities in place.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT G


4.       Coverage Period

Maintenance will be performed for all Cable Systems commencing upon the Service Acceptance Date, and conclude upon termination of the contract.

5.       Subcontracting

SP may subcontract any Maintenance Activities herein, provided the SP shall require the subcontractor(s) to perform in accordance with the Agreement. The use of any such subcontractor shall not relieve SP of any of its obligations herein.

6.       Fees and Costs

During any time after the Acceptance Date for any Segment of a Cable System, but subject to the Term section of the Agreement, the SP shall provide for all Maintenance Activity for all Cable Systems that are the responsibility of the SP. SR shall pay Qwest an annual fee of [**] for all routine Maintenance Activity.

                                                                    Attachment 1
                                                                    to Exhibit G


                        Definition of Terms for Exhibit G
                        ---------------------------------

o    Agreement:            The IRU Fiber Exchange Agreement between QWEST and
                           FIVECOM for the Segment.

o    Cable Relocation:     Work that is required by public (e.g., city or state
                           government) or private entities to physically re-locate the
                           SP's Cable System's cable.

o    Cable System:         Refers to the fiber route; there is one route as described in the Agreement.

o    Dark Fiber:           See Fiber, Dark.

o    Facilities:           All physical building spaces, including
                           but not limited to terms such as regenerator huts,
                           terminal offices, terminal huts, and manholes, where
                           SP's cable is present along the Route.

o    Fiber, Dark:          A fiber within the Cable System that has no electronics at the Terminating ends, or has electronics at the Terminating
                           Ends but carries no service.  The opposite of this is Lit
                           Fiber.

o    Fiber, Lit:           Fiber within the Cable System that carries service.  The
                           opposite of this is Dark Fiber.

o    Lit Fiber:            See Fiber, Lit.

o    Maintenance
     Activity:             All work activities as defined in Section 1.

o    One-Call Agency:      This is a state run agency used by
                           the state for anyone (including but not limited to
                           contractors) to call a pre-designated phone number to
                           report potential intrusions to a SP's Cable System.
                           Every state has their own One-Call Agency. Sometimes
                           this agency's system is referred to as
                           "Call-Before-You-Dig".




                                                                    Attachment 1
                                                                    to Exhibit G

o    Operations
     Center (OC):           The facility or facilities, along with the
                            personnel and other assets required to monitor,
                            communicate, coordinate, restore, repair, and
                            perform all Maintenance activity.


o    Partial Restoration:  See Restoration, Partial.

o    Planned Cable
     Activity (PCA):        Any planned cable activity, including activities that
                            do not impair the cable as well as activities that do
                            impair the cable, that could potentially affect SR's service of Cable System.

o    Planned System
     Work Period (PSWP)     means a pre-arranged period of time reserved for
                            performing certain work on the Constructing Party's
                            System that may potentially impact traffic.  Generally, this will be restricted to weekends, avoiding the first and last weekend of each month and high-traffic weekends.  The
                            PSWP shall be agreed upon to in Exhibit C of this
                            Agreement.

o    Restoration, Partial:  A condition whereby one or more fibers, but not all fibers in a Cable System can not carry service along one or more Segments of that Cable System. An example of this condition could be a lightning strike or ice damage that impacts a Cable System but did not affect all the fibers in the cable.

o   Restoration, Total:    A condition whereby all fibers in a Cable System can not
                           carry service along one or more Segments of that Cable System.
                           An example of this condition could be a backhoe severed the cable.

o    Segment:              This is a section of the SP's Cable System from one
                           terminal or regeneration point to another terminal or
                           regeneration point.

o    Service Acceptance
     Date:                 The date that the SR accepts service on the Cable System.

o    Total Restoration:    See Restoration, Total.


                                                                    Attachment 1
                                                                    to Exhibit G



                             Acronyms for Exhibit G
                             ----------------------

o    MOP:                  Method of Procedure
o    ROW:                  Right-Of-Way

                                    EXHIBIT H


1. IRU Fiber Exchange Agreement between Qwest Communications Corporation and a confidential Third Party effective December 13, 1997.